UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2006

ULURU INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement

On August 30, 2006, ULURU INC. (“Company”) completed an agreement with Prenox, LLC (“Prenox”) and Cornell Capital Partners (“Cornell”) for the refinancing of its existing $13,000,000 secured convertible debentures held by Prenox and Cornell. As part of the refinancing, the Company issued to Prenox a new secured convertible debenture in the amount of $13,000,000 in exchange for its original $10,000,000 convertible debenture. Cornell was issued a new convertible debenture of like tenor in the amount of $3,000,000 in exchange for its previous $3,000,000 convertible debenture (which had been assigned to it by Highgate House Fund). The Company will use the proceeds from the financing to remit past due interest payments on the original debentures and the remaining funds will be used for general corporate purposes.

The new debentures are due December 31, 2007 (“Maturity Date”) and bear an interest rate of ten percent per annum. The Company will begin making monthly interest only payments on the debentures commencing on September 29, 2006. Effective February 28, 2007, the Company will be required to make monthly payments consisting of principal and interest until the Maturity Date. The Company may redeem the debentures prior to maturity at a price equal to 120% of the face amount redeemed plus any accrued interest. The holders may at their option convert all or part of the debenture plus any accrued and unpaid interest into shares of the Company’s common stock at the price of $1.50 per share which is not considered to be a beneficial conversion feature. In connection with the transaction the Company issued a warrant to Prenox to purchase 1,125,000 shares of common stock at an exercise price of $1.25 per share. The sale of the debentures and issuance of the warrant was made under Section 4(2) of the Securities Act of 1933.

Also on August 30, 2006, the Company, Prenox and Cornell agreed to an Amended and Restated Investors Registration Rights Agreement (“Amended Agreement”) for the purpose of modifying the original Investor Registration Rights Agreement as follows:

▪	Prenox is providing $3,000,000 of funding to the Company;
▪
the Company, Prenox, and Cornell acknowledge and agree that liquidated damages owed by the Company as a result of a registration statement not having been filed by the Company or declared effective pursuant to the original agreements may be paid at maturity or upon a redemption of the Convertible debentures;

▪
the Company is required to file, within 75 days, a registration statement with the Securities and Exchange Commission (“SEC”) which includes, at least 30,000,000 conversion shares to be issued upon conversion of and/or default under the convertible debentures and 6,125,000 warrant shares to be issued upon exercise of the warrants; and

▪
the Company shall use best efforts to have the initial registration statement declared effective by the SEC. It shall be an event of default if the registration statement is not declared effective by the SEC within 120 days from the date of the Amended Agreement (150 days if the registration statement is reviewed).

All other terms and conditions of the original Investor Registration Rights Agreement remain effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU INC.

Date: September 8, 2006	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Chief Financial Officer and Treasurer